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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Insituform Technologies, Inc. on Form S-4 of our report dated June 9, 1995 relating to the consolidated financial statements of Enviroq Corporation and subsidiaries (renamed IMA Merger Sub, Inc.) as of March 25, 1995 and March 26, 1994 and for the years then ended (which expresses an unqualified opinion and includes explanatory paragraphs referring to the discontinued operations of two subsidiaries and the sale of Enviroq common stock to IMA on April 18, 1995, and to an uncertainty regarding the ultimate outcome of certain litigation and arbitration proceedings), appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

/s/ DELOITTE & TOUCHE LLP
---------------------------------------------------------
Deloitte & Touche LLP

Jacksonville, Florida
September 15, 1995